UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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ETF SERIES SOLUTIONS

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AAM S&P 500 HIGH DIVIDEND VALUE ETF (SPDV)
AAM S&P EMERGING MARKETS HIGH DIVIDEND VALUE ETF (EEMD)
AAM S&P DEVELOPED MARKETS HIGH DIVIDEND VALUE ETF (DMDV)
AAM LOW DURATION PREFERRED AND INCOME SECURITIES ETF (PFLD)
January 25, 2023
Dear Shareholder:
The Board of Trustees (the “Board”) of ETF Series Solutions (the “Trust”), a registered management investment company organized as a Delaware statutory trust, previously called a special meeting of shareholders (the “Special Meeting”) of the AAM S&P 500 High Dividend Value ETF (“SPDV”), AAM S&P Emerging Markets High Dividend Value ETF (“EEMD”), AAM S&P Developed Markets High Dividend Value ETF (“DMDV”), and AAM Low Duration Preferred and Income Securities ETF (“PFLD”), (each, a “Fund” and collectively, the “Funds”) for the purpose of considering the following proposals:
PROPOSAL 1:    For shareholders of each Fund, separately, to approve a new investment advisory agreement between the Trust, on behalf of such Fund, and Advisors Asset Management, Inc. (“AAM” or the “Adviser”) (the “New Advisory Agreement”). No increase in shareholder fees or expenses is being proposed.
PROPOSAL 2:    For shareholders of each of each Fund, separately, to approve a new investment sub-advisory agreement among the Adviser, Vident Investment Advisory, LLC (“VIA”), and the Trust, on behalf of such Fund, respectively (the “New VIA Sub-Advisory Agreement”). No increase in shareholder fees or expenses is being proposed.
As described in the Funds’ proxy statement dated November 25, 2022, shareholders are being asked to vote to approve the New Advisory Agreement and the New VIA Sub-Advisory Agreement due to a change in the equity ownership of the Adviser. Pursuant to a merger agreement signed on September 1, 2022, a subsidiary of Sun Life Financial Inc. (“Sun Life”) intends to acquire a majority interest in AAM Holdings, Inc. (“AAM Holdings”), AAM’s parent company (the “Transaction”). In addition, Sun Life will receive annually recurring call options to acquire the remaining interests in AAM Holdings, beginning approximately five years from the closing of the Transaction, and if Sun Life does not exercise such call options, the other stockholders of AAM Holdings will have annually recurring put options to sell the remaining interests in AAM Holdings to Sun Life. The Transaction is expected to close on or about February 1, 2023. Because the Transaction constitutes an “assignment” under the Investment Company Act of 1940, as amended (the “1940 Act”), the current investment advisory agreement between the Trust, on behalf of the Funds, and AAM, and the current investment sub-advisory agreement among the Adviser, VIA, and the Trust, on behalf of the Funds automatically will automatically terminate upon the closing of the Transaction.
The Funds need shareholder approval of the New Advisory Agreement and the New VIA Sub-Advisory Agreement to retain AAM as the Funds’ investment adviser and retain VIA as the Funds’ investment sub-adviser, respectively.
The Funds did not obtain the required votes to achieve quorum at the Special Meeting to approve New Advisory Agreement and the New VIA Sub-Advisory Agreement. Accordingly, the Special Meeting scheduled for January 19, 2023 has been adjourned to February 24, 2023.

As of January 19, 2023, the vote is as follows:
Proposal 1: For shareholders of each Fund, separately, to approve a new investment advisory agreement between the Trust, on behalf of such Fund, and the Adviser. No increase in shareholder fees or expenses is being proposed.

Fund	Percentage of outstanding voting securities entitled to vote represented by proxy	Of those shares voted, percentage voted in favor of the proposal
SPDV	23.822%	94.760%
EEMD	34.524%	94.808%
DMDV	26.637%	96.902%
PFLD	39.894%	97.030%
Proposal 2: For shareholders of each of each Fund, separately, to approve a new investment sub-advisory agreement among the Adviser, VIA, and the Trust, on behalf of such Fund, respectively. No increase in shareholder fees or expenses is being proposed.

Fund	Percentage of outstanding voting securities entitled to vote represented by proxy	Of those shares voted, percentage voted in favor of the proposal
SPDV	23.822%	94.001%
EEMD	34.524%	95.341%
DMDV	26.637%	97.234%
PFLD	39.894%	96.965%
Because the closing of the Transaction will occur prior to obtaining shareholder approval of the New Advisory Agreement and the New VIA Sub-Advisory Agreement at the adjourned Special Meeting, the Board met on January 24, 2023 and determined it was in the best interest of each Fund to re-engage the Adviser and VIA on an interim basis to avoid disruption of the Funds’ investment management program.
The Board unanimously approved (i) an interim agreement between the Adviser and the Trust, on behalf of the Funds and (ii) an interim agreement among the Adviser, VIA, and the Trust, on behalf of the Funds, each in accordance with Rule 15a-4 under the 1940 Act. The interim agreements will become effective upon the closing of the Transaction. The terms of each interim agreement are substantially identical to those of the corresponding prior agreement, except for the term provisions described herein. Under the interim agreements, and pursuant to the requirements of the 1940 Act, the Adviser is permitted to serve as interim investment adviser to the Funds until shareholders approve the New Advisory Agreement or 150 days from the effective date of interim agreement, whichever is sooner; VIA is permitted to serve as interim sub-adviser to the Funds until shareholders approve the New VIA Sub-Advisory Agreement or 150 days from the effective date of interim agreement, whichever is sooner.
Assuming that shareholders approve the New Advisory Agreement and the New VIA Sub-Advisory Agreement at the adjourned Special Meeting, the Funds anticipate that the effective date of the New Advisory Agreement and the New VIA Sub-Advisory Agreement will be on or about February 24, 2023.
The Board has unanimously approved the New Advisory Agreement and the New VIA Sub-Advisory Agreement. The Board unanimously recommends that you vote FOR the proposals.
It is very important that we receive your vote before February 24, 2023.
For more information, please refer to the proxy statement, which can be found at www.proxyvote.com. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call toll free 800-690-6903 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.
By Order of the Board of Trustees

Isabella K. Zoller
Secretary
ETF Series Solutions